EXHIBIT 11





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                                                                      EXHIBIT 11


             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                        Three Months Ended         Nine Months Ended
                                            December 31,              December 31,
                                      -----------------------   -----------------------
                                         1995         1996         1995          1996
                                      ----------   ----------   ----------   ----------
Primary:
Weighted average common
      shares outstanding                515,125      515,125      515,125      515,125
Dilutive effect of stock options          2,889        5,874           57        3,658
Average unallocated ESOP shares         (39,150)     (35,029)     (39,150)     (35,029)
Weighted average treasury
      shares purchased                   (2,572)     (59,450)        (857)     (51,880)
                                      ---------    ---------    ---------    ---------

Weighted average shares outstanding     476,292      426,520      475,175      431,874
                                      =========    =========    =========    =========

Fully diluted:
Weighted average common
      shares outstanding                515,125      515,125      515,125      515,125
Dilutive effect of stock options          3,339        8,156        3,339        8,156
Average unallocated ESOP shares         (39,150)     (35,029)     (39,150)     (35,029)
Weighted average treasury
      shares purchased                   (2,572)     (59,450)        (857)     (51,880)
                                      ---------    ---------    ---------    ---------

Weighted average shares outstanding     476,742      428,802      478,457      436,372
                                      =========    =========    =========    =========

Net earnings                          $ 117,314    $ 138,682    $ 377,785    $ 240,546
                                      =========    =========    =========    =========

Earning per share:
Primary                               $     .25    $     .33    $     .80    $     .56
                                      =========    =========    =========    =========

Fully diluted                         $     .25    $     .32    $     .79    $     .55
                                      =========    =========    =========    =========

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Beginning  with the  completed  stock  offering  date of October 11,  1994,  the
Company  accounts for the 41,210 shares acquired by the Employee Stock Ownership
Plan ("ESOP") in accordance with Statement of Position 93-6. In accordance with this statement, shares controlled by the ESOP are not considered in the weighted average shares outstanding until the shares are committed for allocation.